UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 6, 2006

(Exact name of Registrant as specified in its charter)

Nevada	0-24806	62-1378182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4080 Jenkins Road Chattanooga, TN	37421
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (423) 510-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 6, 2006, the Compensation Committee of the Board of Directors (the “Committee”) of U.S. Xpress Enterprises, Inc., a Nevada corporation (the “Company”), approved restricted stock awards to certain executive officers of the Company under the Company’s 2002 Stock Incentive Plan (the “Plan”), previously filed as Annex A to the Company’s Proxy Statement for its 2002 Annual Meeting of Stockholders on April 15, 2002. Subject to the terms of the award notices, twenty-five percent (25%) of the restricted stock awards will vest on each of the first through fourth anniversaries of the date of grant.

The following table sets forth the awards to each executive officer.

Name and Position	Restricted Shares
Patrick E. Quinn Co-Chairman, President, and Treasurer	25,000
Max L. Fuller Co-Chairman, Chief Executive Officer, Secretary, and President – Xpress Global Systems, Inc.	25,000
Ray M. Harlin Executive Vice President – Finance and Chief Financial Officer	10,000
Jeffrey S. Wardeberg Executive Vice President – Operations	10,000
William K. Farris Senior Vice President and General Manager of Dedicated Strategic Business Unit	4,412

The terms of the restricted stock awards are governed by the Plan and a written award notice in the form attached to this report as Exhibit 10.50.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.
	EXHIBIT NUMBER	EXHIBIT DESCRIPTION
	10.50	Form of Restricted Stock Award Notice under 2002 Stock Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. XPRESS ENTERPRISES, INC.
Date: April 12, 2006	BY:	/s/Ray M. Harlin Ray M. Harlin Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT DESCRIPTION
10.50	Form of Restricted Stock Award Notice under 2002 Stock Incentive Plan